Exhibit 99.1

Medical Membership (A)
	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02
California
Large Group	4,788,890	4,810,834	4,715,458	4,596,329	4,490,864	4,435,671
Individual and Small Group	1,626,412	1,653,001	1,617,776	1,597,480	1,607,429	1,576,809
Senior	248,127	246,605	244,790	241,420	237,505	232,470
Total California	6,663,429	6,710,440	6,578,024	6,435,229	6,335,798	6,244,950

Georgia
Large Group	1,642,594	1,645,702	1,605,267	1,603,943	1,583,617	1,577,114
Individual and Small Group	466,909	449,054	425,953	409,580	391,211	365,294
Senior	69,154	69,191	69,250	69,819	70,396	70,872
Total Georgia	2,178,657	2,163,947	2,100,470	2,083,342	2,045,224	2,013,280

Central Region
Missouri
Large Group	1,259,211	1,281,694	1,241,317	1,247,436	1,272,057	1,273,805
Individual and Small Group	240,480	235,779	229,365	228,245	232,340	228,464
Senior	41,239	41,726	42,256	42,634	43,056	43,585
Total Missouri	1,540,930	1,559,199	1,512,938	1,518,315	1,547,453	1,545,854

Illinois
Large Group	596,577	606,727	629,118	624,339	769,750	781,894
Individual and Small Group	115,330	113,759	120,114	122,337	120,832	123,530
Senior	12,401	12,497	12,499	12,584	12,589	12,653
Total Illinois	724,308	732,983	761,731	759,260	903,171	918,077

Texas
Large Group	287,875	313,931	359,599	361,279	373,150	331,318
Individual and Small Group	194,829	187,456	188,874	192,124	196,291	188,905
Senior	2,710	1,260	520	519	521	511
Total Texas	485,414	502,647	548,993	553,922	569,962	520,734

Other States
Large Group	1,657,265	1,658,284	1,600,330	1,582,991	1,526,765	1,498,599
Individual and Small Group	101,578	98,814	96,733	95,543	92,088	92,230
Senior	26,217	24,917	24,120	23,189	21,907	20,823
Total Other States	1,785,060	1,782,015	1,721,183	1,701,723	1,640,760	1,611,652

Total Medical Membership	13,377,798	13,451,231	13,223,339	13,051,791	13,042,368	12,854,547

ASO Membership
California	1,581,804	1,578,546	1,517,382	1,465,397	1,444,984	1,452,466
Georgia	860,378	864,946	865,723	868,493	875,547	894,175
Central Region	2,640,156	2,712,083	2,666,766	2,678,349	2,802,028	2,807,300

Total ASO Membership	5,082,338	5,155,575	5,049,871	5,012,239	5,122,559	5,153,941

Risk Membership
California	5,081,625	5,131,894	5,060,642	4,969,832	4,890,814	4,792,484
Georgia	1,318,279	1,299,001	1,234,747	1,214,849	1,169,677	1,119,105
Central Region	1,895,556	1,864,761	1,878,079	1,854,871	1,859,318	1,789,017
Total Risk Membership	8,295,460	8,295,656	8,173,468	8,039,552	7,919,809	7,700,606
Total Medical Membership	13,377,798	13,451,231	13,223,339	13,051,791	13,042,368	12,854,547

(A)

 Membership numbers for all periods presented have been reclassified to reflect the zip code of the subscriber of HealthLink’s commercial insurer accounts. These members were previously included in the commercial insurers’ or employers’ state of domicile. Presented in the table below are the reclassification adjustments by state for each date shown. Reclassified membership data as of March 31, 2003 and June 30, 2002 has been previously presented in the Company’s quarterly earnings release dated July 22, 2003, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 22, 2003. Some of the membership data as of March 31, 2003 and June 30, 2002 have been further adjusted from the data presented in the Company’s July 22, 2003 quarterly earnings release.

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02

California	—	(1,876)	(1,450)	(1,341)	(1,325)	(1,551)
Georgia	(514)	(495)	(420)	(299)	(150)	(394)
Missouri	14,079	84,612	111,239	107,940	125,944	130,084
Illinois	25,631	32,361	23,246	22,999	22,907	25,089
Texas	(5,870)	(9,572)	(8,728)	(8,635)	(8,635)	(9,263)
Other States	(33,326)	(105,030)	(123,887)	(120,664)	(138,741)	(143,965)
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